                                                                     EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "Registration Agreement") entered into and made effective as of March 23, 2001, by and among THE SHAW GROUP INC., a Louisiana corporation ("Shaw") and SCOTT, SEVIN & SCHAFFER, INC., a Louisiana corporation, and successor by merger to S. S. & S. FABRICATORS, INC., a Louisiana corporation, and TECHNICOMP, INC., a Louisiana corporation (collectively, the "Sellers") and the undersigned shareholders of Sellers that shall become a party to this Registration Agreement by deliverying to Shaw a duplicate original signature page (collectively the "Shareholders").

                              PRELIMINARY STATEMENT

         Shaw, Sellers and Shaw SSS Fabricators, Inc., a Louisiana corporation and wholly-owned subsidiary of Shaw, are parties to that certain Plan of Reorganization (Asset Purchase) dated as of March 23, 2001, (the "Agreement") pursuant to which, on the date hereof, Shaw is issuing shares of Shaw's common stock, no par value (the "Shaw Shares") to Sellers, which will distribute all or a portion of the Shaw Shares to their respective Shareholders pursuant to the plans of liquidation that are described in the plan of liquidation ("Plan of Liquidation"). All capitalized terms used herein which are not otherwise expressly defined herein shall have the respective meanings set forth in the Agreement.

         NOW, THEREFORE, in consideration of the transactions effected pursuant to the Agreement and the premises and the mutual agreements set forth herein, Shaw, Sellers and the Shareholders hereby agree as follows:

1. The Shares shall bear a legend substantially identical to the following:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR
                  (ii) THIS CORPORATION RECEIVES AN OPINION SATISFACTORY TO THIS CORPORATION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE RESTRICTIONS SET FORTH IN THAT CERTAIN PLAN OF REORGANIZATION (ASSET PURCHASE) DATED AS OF MARCH 23, 2001

                  (THE "AGREEMENT") AMONG THIS CORPORATION, SHAW SSS FABRICATORS, INC., SCOTT, SEVIN & SCHAFFER, INC., S. S. & S. FABRICATORS, INC. AND TECHNICOMP, INC., AND (B) THE RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 23, 2001 (THE "REGISTRATION AGREEMENT") BY AND AMONG THIS CORPORATION AND SCOTT, SEVIN & SCHAFFER, INC.,
                  S. S. & S. FABRICATORS, INC. AND TECHNICOMP, INC. AND THEIR RESPECTIVE SHAREHOLDERS. COPIES OF THE AGREEMENT AND THE REGISTRATION AGREEMENT ARE FILED WITH THE SECRETARY OF THIS CORPORATION.

2. Shaw represents and warrants to Sellers and the Shareholders that the Shaw Shares are (a) duly authorized, validly issued, fully paid and nonassessable and (b) free and clear of all liens, claims and encumbrances other than those created by any action or inaction of Sellers or the Shareholders.

3. Shaw represents and warrants that (a) it has the corporate power and authority to enter into and perform its obligations under this Agreement, (b) this Registration Agreement has been duly and validly authorized by all necessary action, corporate or otherwise, (c) this Registration Agreement has been duly executed and delivered by it, and
         (d) this Registration Agreement constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceeding therefor may be brought.

4. Each Seller and the Shareholders represent and warrant, as applicable, that (a) each has the power and authority to enter into and perform its obligations under this Registration Agreement, (b) each Seller and Shareholder is an individual, trust or corporation and (as appropriate) is duly organized, validly existing and has the full legal capacity and competency to enter this Registration Agreement, (c) this Registration Agreement has been duly and validly authorized by all necessary action of each, (d) this Registration Agreement has been duly executed and delivered by each, and (e) this Registration Agreement constitutes the valid and legally binding obligation of each, enforceable against each in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceeding therefor may be brought.


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5.       (a) Shaw shall take all steps within its control to cause to be filed with the Securities and Exchange Commission (the "Commission") within thirty (30) days after the Closing under the Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Shelf Registration Statement") on Form S-3, if the use of such form is then available and as determined by Shaw, to cover resales of Transfer Restricted Securities (as hereinafter defined) by Sellers and Shareholders to whom Transfer Restricted Securities have been distributed pursuant to the Plan of Liquidation; provided, the foregoing 30-day period shall be extended by the delay of either Sellers or the Shareholders to provide Shaw with the information required pursuant to Section 5(b) hereof. Sellers and the Shareholders shall provide the information required pursuant to Section 5(b) hereof. Shaw shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 60 days after the date the Shelf Registration Statement is initially filed with the Commission. Shaw shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending when Rule 144(k) becomes available to Sellers and the Shareholders for sales of the Transfer Restricted Securities or such shorter period as will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement shall cease to be a Transfer Restricted Security.

         If there shall occur any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, Shaw shall immediately notify Sellers and the Shareholders thereof and shall as promptly as practicable (but not later than 60 days) file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use commercially reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

         Notwithstanding anything to the contrary in this Section 5, Shaw may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of Shaw determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, and (iii) the Board of Directors of Shaw determines in good faith that disclosure of such material non-public information would not be in the best interests of Shaw and its shareholders or (B) Shaw has made a public announcement relating to an acquisition or business combination transaction including Shaw and/or one or more of its subsidiaries (i) that is material to Shaw and its subsidiaries taken as a whole and (ii) the Board of Directors of Shaw determines in good faith that offers

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         and sales of Transfer Restricted Securities pursuant to the Shelf
         Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of Shaw and its shareholders or (C)(i) disclosure is required in the Shelf Registration Statement of financial information of any person or entity other than Shaw or its subsidiaries and affiliates pursuant to Article 3 or Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act") and
         (ii) any of such required financial information (including related audit reports and consents of independent accountants) is not available to Shaw after use of commercially reasonable efforts to obtain such financial information) (the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (A) or (B) of this subparagraph (a) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which Shaw provides written notice to Sellers and Shareholders that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the prospectus constituting a part of the Shelf Registration Statement is suspended pursuant to this paragraph, and the date on which Shaw provides written notice to Sellers and the Shareholders that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the prospectus constituting a part of the Shelf Registration Statement may be resumed; provided, however, that the aggregate number of days in all Suspension Periods shall not exceed 60. Written notices and advices to Sellers pursuant to this Section 5 shall be effective if given in accordance with Section 11.

         (b) Sellers and the Shareholders shall furnish to Shaw in writing, within 5 business days after receipt of a request therefor, such information as Shaw may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein.

         (c) For purposes of this Section 5, "Transfer Restricted Securities" shall mean each Shaw Share, until each such Shaw Share (A) has been effectively registered under the Securities Act and sold in accordance with the Shelf Registration Statement covering it, (B) is sold pursuant to Rule 144 or (C) is sold or is available to be sold pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or (D) is sold pursuant to Rule 904 of Regulation S under the Securities Act. After the Shelf Registration Statement has become effective, Shaw will, upon request by a Seller or a Shareholder who is a holder of any of the Transfer Restricted Securities, promptly reissue certificates representing such Shaw Shares, without the restrictive legend referred to in Section 1, but with an appropriate notation that, until [the date which is one year after the effective date of the Shelf Registration Statement] the Shaw Share may be sold pursuant to the Shelf Registration Statement, upon delivery of a current prospectus, and thereafter may be sold pursuant to Rule 144 under the Securities Act. The restrictions on transfer of the Transfer Restricted Securities shall not apply to Sellers' distribution of Transfer Restricted Securities to their respective

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         Shareholders pursuant to the Plans of Liquidation (but shall continue to apply to such Shareholders). Shaw shall cause its counsel to provide transfer agents, brokers and market makers promptly with any legal opinion reasonably requested by them with respect to the availability of Rule 144 related to a sale of Transfer Restricted Securities.

6. If and whenever Shaw is required by the provisions of this Registration Agreement to use its best efforts to effect the registration of any of the Transfer Restricted Securities under the Securities Act, Shaw will:

         (a) furnish to each selling Shareholder such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Transfer Restricted Securities owned by such selling Shareholder;

         (b) use commercially reasonable efforts to register or qualify the Transfer Restricted Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling Shareholder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such selling Shareholder to consummate the public sale or other disposition in such jurisdiction of the Transfer Restricted Securities owned by such selling Shareholder; and

         (c) use commercially reasonable efforts to list the Shaw Shares with any securities exchange or market on which the Shaw Shares is then listed.

7. All expenses incident to Shaw's performance of or compliance with this Registration Agreement will be borne by Shaw. Such expenses shall include, without limitation, (i) all registration and filing fees (including those of the Commission and the New York Stock Exchange, Inc.), (ii) fees and expenses of compliance with all applicable state securities or "blue sky" laws, (iii) printing and engraving expenses,
         (iv) fees and disbursements of counsel and independent accountants for Shaw, (v) listing fees on any applicable stock exchange or trading system, and (vi) rating agency fees.

8. In the event of a registration of any of the Transfer Restricted Securities under the Securities Act, Shaw will hold harmless the selling Shareholder of such Transfer Restricted Securities, and each director, officer and partner of such selling Shareholder and each other person, if any, who controls such selling Shareholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Shareholder or such director or officer or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation of law by Shaw or its agents or any untrue statement or alleged untrue statement of any material fact

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         contained in any registration statement under which such Transfer
         Restricted Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such selling Shareholder and each such director or officer or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Shaw will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Shaw through an instrument duly executed by such selling Shareholder specifically for use in the preparation thereof.

         In the event of any registration of any of the Transfer Restricted Securities under the Securities Act pursuant to this Registration Agreement, each selling Shareholder of such Transfer Restricted Securities, severally and not jointly, will indemnify and hold harmless Shaw and each person, if any, who controls Shaw within the meaning of
         Section 15 of the Securities Act, each officer of Shaw who signs the registration statement and each director of Shaw within the meaning of
         Section 15 of the Securities Act, against any and all such losses, claims, damages or liabilities of the nature referred to in the above paragraph, if the statement, alleged statement, omission or alleged omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to Shaw by or on behalf of such selling Shareholder specifically for use in connection with the preparation of such registration statement, prospectus, preliminary prospectus, amendment or supplement.

9. Prior to any proposed transfer of any of the Transfer Restricted Securities (other than (a) pursuant to an effective registration as provided herein or Rule 144(k), or (b) a transfer by a Seller to a Shareholder in accordance with the Plans of Liquidation), the selling Shareholder shall give written notice to Shaw of such selling Shareholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion (in form and content acceptable to Shaw) of such counsel as shall be satisfactory to Shaw to the effect that (i) such proposed transfer does not create a situation which would require the registration of any of the Transfer Restricted Securities under the Securities Act; and (ii) the proposed transfer may be effected without registration under the Securities Act of the Transfer Restricted Securities to be transferred (as, for example, that such transfer may be made pursuant to and in compliance with the conditions of Rule 144 or Rule 237 under the Securities Act (or any other similar


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         rule in effect at the time)). Shaw's acceptance of such an opinion as satisfactory shall not be unreasonably withheld. Such proposed transfer may be effected only if Shaw shall have received such notice and opinion of counsel, whereupon the holder of such Transfer Restricted Securities shall be entitled to transfer such Transfer Restricted Securities in accordance with the terms of the notice delivered by the holder to Shaw. The certificate issued upon the transfer of any such Transfer Restricted Securities as above provided (and the certificate evidencing any untransferred balance of such Transfer Restricted Securities) shall bear the restrictive legend set forth in Section 1 above, except that the certificate shall not bear such restrictive legend and the holder thereof shall be entitled to receive from Shaw, without expense, a new certificate not bearing such legend, if the opinion of counsel referred to above is to the further effect that such legend or legends are not required in order to establish compliance with any provisions of the Securities Act.

10. The rights of Sellers and Shareholders under this Registration Agreement may be transferred or assigned only upon the written consent of Shaw, except that the rights of an individual Shareholder may be assigned to his or her spouse in the event of a separation of community property, or to his or her succession representative, heirs and legatees.

11. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

         If to Sellers:

         L. J. Sevin, as Sellers' Representative
         P. O. Box 700788
         Dallas, TX 75370
         Telephone:
                    ---------------------------------
         Facsimile:
                    ---------------------------------

         If to the Shareholders, to the respective addresses set forth in Exhibit A.

         If to Shaw:

         The Shaw Group Inc.
         8545 United Plaza Blvd.
         Baton Rouge, LA 70809
         Attention:  T. A. Barfield, Jr.
         Telephone:  (225) 932-2500
         Facsimile:  (225) 925-8376


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         Each person entitled to notice may change the address to which such notice is to be sent by giving notice of such change in accordance with this Section.

12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard to principles of conflicts of laws.

13.      Price Protection.

         (a) Shaw will give prompt notice to Sellers and the Shareholders of the effective date of the Shelf Registration Statement (the "Effective Date Notice").

         (b) As used in this Section, the following terms have the following respective meanings:

                  "Protected Sale" means a sale of Shaw Shares in the public market by a Seller or Shareholder through a securities broker, dealer or marketmaker during the Window Period (defined below) at a gross price per share (without deduction of commissions, brokerage fees or other expenses of sale) ("Selling Price Per Share") that is less or more than the closing price of Shaw common stock on the New York Stock Exchange on March 23, 2001 ("Base Price Per Share").

                  "Window Period" means the 5 consecutive days following the earlier of (i) the effective date of the Shelf Registration Statement, or (ii) the date on which Rule 144 or Rule 145 first becomes available for resales of the Shaw Shares by Sellers and the Shareholders ("Base Window Period"), plus one additional day for each day during such 5 consecutive days when the Shelf Registration Statement or Rule 144, as the case may be, was not available to Sellers and the Shareholders due to any prohibition of sales by Shaw as permitted in this Registration Agreement, Shaw's failure to file reports referred to in Rule 144(c) or other fault attributable to Shaw or its transfer agent.

         (c) If a Seller or Shareholder makes one or more Protected Sales, such person shall, promptly following the end of the Window Period, notify Shaw thereof and send Shaw copies of sales confirmation slips or other evidence thereof, showing the number of Shaw Shares sold and the price of each such Protected Sale. If the Selling Price Per Share exceeded the Base Price Per Share, the Seller or Shareholder shall pay to Shaw an amount equal to the difference between the Selling Price Per Share and the Base Price Per Share.

         (d) Upon receipt of such information, Shaw will instruct the Escrow Agent (as defined in the Agreement) to deliver to such Seller or Shareholder such number of the Price Protection Shares (as defined in the Escrow


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
                  Agreement) held by the Escrow Agent as is equal to the number obtained by dividing (i) the sum of the differences between the Selling Price Per Share and the Base Price Per Share for each of the Shaw Shares sold by such Seller or Shareholder in a Protected Sale, of which sum Shaw shall notify the Escrow Agent, by (ii) the closing price per share of Shaw common stock on the New York Stock Exchange on the business day prior to the date such delivery is made, which price shall be ascertained by the Escrow Agent (the "Delivery Price"). Shares to which any of the Sellers or Shareholders are thus entitled to delivery are herein called "Additional Shaw Shares". Notwithstanding the foregoing, if the Selling Price Per Share is less than $40, Shaw may elect, in lieu of delivering the Additional Shaw Shares, to pay to the Seller or Selling Shareholder an amount equal to the difference between the Selling Price Per Share and the Base Price Per Share.

         (e) If, following all required deliveries, Price Protection Shares remain in escrow, such remaining shares will be delivered to Shaw by the Escrow Agent for cancellation, and Shaw and Sellers will take all action necessary to authorize and promptly approve such delivery.

         (f) For all purposes of this Registration Agreement, the Additional Shaw Shares shall be in all respects considered to be "Shaw Shares". For example, (but without limitation), the Additional Shaw Shares shall be among the Shaw Shares that are registered for resale in the Shelf Registration Statement. If they are not so registered at the time of delivery in accordance with this Registration Agreement, then the price protection provisions of this Section 13 shall apply to such shares, mutatis mutandis, except that the Base Price Per Share shall in that event be the Delivery Price and the Base Window Period shall be the 5 consecutive days following the earlier of (i) the effective date of the registration statement in which they are registered for resale by Sellers and the Shareholders, or (ii) the date on which Rule 144 or Rule 145 first becomes available for such resales.

         (g) If there occurs any stock split, stock dividend, reorganization or similar event involving Shaw common stock at any relevant time, the shares issuable with respect thereto shall be considered "Shaw Shares" or "Additional Shaw Shares" (as the case may be) for purposes of this Registration Agreement, and the Selling Price Per Share and Base Price Per Share of any Protected Sales shall be appropriately adjusted to reflect such event and to make such prices comparable.

         (h) Shaw shall indemnify and hold harmless the Sellers and Shareholders from any Losses (as defined in the Agreement) suffered by them (including reasonable attorney's fees) as a result of any breach by Shaw of any of its covenants in this Registration Agreement. If cash


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
                  indemnification would constitute the receipt of "boot" for tax purposes, such indemnification shall instead be paid in shares of Shaw common stock, valued at the time of delivery thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                             THE SHAW GROUP INC.


                                        By:
                                             ----------------------------------
                                             Name:  T. A. Barfield, Jr.
                                             Title:  Senior Vice President


                                             SELLERS:

                                             SCOTT, SEVIN & SCHAFFER, INC.


                                        By:
                                             ----------------------------------
                                             Name: L. J. Sevin
                                             Title:
                                                     --------------------------


                                             TECHNICOMP, INC.


                                        By:
                                             ----------------------------------
                                             Name: L. J. Sevin
                                             Title:
                                                     ---------------------


                                                                          , a
                                             ----------------------------
                                             Shareholder
                                             Print Name:
                                                         ----------------
                                             Address:
                                                      -------------------


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